EXHIBIT 5.1

                     OPINION OF BROWN RUDNICK FREED & GESMER


August 1, 2000

Pinnacle Systems, Inc.
280 North Bernardo Avenue
Mountain View, CA 94043

         RE:      Pinnacle Systems, Inc.  Registration Statement on Form S-8

Ladies and Gentlemen:

         We  are  general  counsel  to  Pinnacle  Systems,   Inc.  a  California
corporation (the "Company"). We have been asked to deliver this opinion in connection with the preparation and filing with the Securities and Exchange
Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 138,310 shares of the Company's Common Stock, no par value (the "Shares").

         The Shares are issuable upon exercise of options granted or to be granted pursuant to the Avid Sports, Inc.'s 1999 Stock Option Plan and Avid Sports, Inc.'s 2000 Stock Option Plan (the "Plans"). The Plans, and the options granted thereunder, were assumed by the Company when it acquired Avid Sports, Inc. on June 30, 2000.

         In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

             1. a copy of the Articles of Incorporation of the Company, with all amendments thereto, certified by the Secretary of State for the State of California as of June 23, 2000;

             2. a certificate of legal existence and good standing of the Company issued by the Secretary of State of the State of California as of June 23, 2000;

             3. a certificate of the Secretary of the Company dated June 30, 2000, as to (a) Bylaws of the Company, (b) the adoption of resolutions by the Board of Directors of the Company authorizing the execution and delivery by the Company of the acquisition documents to acquire Avid Sports, Inc. (the "Acquisition Documents") and the performance by the Company of its obligations thereunder and (c) the incumbency of each of those officers of the Company who has executed and delivered the Acquisition Documents;



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             4.   the Registration Statement on Form S-8; and

             5. an Opinion of Wilson Sonsini Goodrich and Rosati dated June 30, 2000.

         For purposes of this opinion, we have assumed without any investigation: (1) the legal capacity of each natural person; (2) the genuineness of each signature; (3) the completeness of each document submitted to us as an original and the conformity with the original of each document submitted to us as a copy; and (4) the completeness, accuracy and proper indexing of all governmental records.

         We have not, except as specifically noted herein, made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound. Nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company.

         Our opinion contained herein is limited to the laws of the State of California and to federal law.

         Our opinion hereafter expressed is based solely upon: (1) our review of the Documents; (2) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein; and (3) such review of published sources of law as we have deemed necessary.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plans, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm wherever it appears in the Registration Statement.


                                            Very truly yours,

                                            BROWN, RUDNICK, FREED & GESMER
                                            By:  Brown, Rudnick, Freed & Gesmer,
                                            P.C. a partner

                                            By: /s/ Paul J. Hartnett, Jr.
                                                --------------------------------
                                                Paul J. Hartnett, Jr., a Member
                                                hereunto duly authorized